Exhibit 10.1
AMENDMENT NUMBER FOUR TO BUSINESS LOAN AGREEMENT AND OTHER RELATED DOCUMENTS

THIS AMENDMENT NUMBER FOUR TO BUSINESS LOAN AGREEMENT AND OTHER RELATED DOCUMENTS (this “Amendment”), dated as of February 17, 2021, is entered into among PACIFIC WESTERN BANK, a California state-chartered bank (“Lender”), and OFS CAPITAL CORPORATION, a Delaware corporation (“Borrower”), in light of the following facts:
RECITALS
WHEREAS, Borrower and Lender have previously entered into that certain Business Loan Agreement, dated April 10, 2019 (as amended to the date hereof, the “Loan Agreement”); and
WHEREAS, Lender and Borrower have agreed to amend the Loan Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, the parties agree as follows:
1.DEFINITIONS. All terms which are defined in the Loan Agreement shall have the same definition when used herein unless a different definition is ascribed to such term under this Amendment, in which case, the definition contained herein shall govern.
2.AMENDMENT TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:
(a)Subsection (ii) titled “Financial Ratios/Covenants” on page 3 of the Loan Agreement, under the Financial Statements subsection of the Section titled “AFFIRMATIVE COVENANTS”, is hereby amended and restated in its entirety to read as follows:
“(ii) Financial Ratios/Covenants:

Minimum Tangible Net Asset Value. Borrower shall maintain a minimum Net Asset Value in the amount of $100,000,000.00. The term "Net Asset Value" is defined as the total assets less goodwill/other intangibles and less the total liabilities, on a consolidated basis. This required value must be maintained at all times and may be evaluated quarterly.
No Net Losses. On each quarterly testing period, commencing on 12/31/2020, Borrower shall not have incurred quarterly net losses (income after adjustments to the investment portfolio for gains and losses, realized and unrealized, also shown as net increase (decrease) in net assets resulting from operations), in excess of $1,000,000, in three (3) of the trailing four (4) quarters.
Minimum Quarterly Net Investment Income. Borrower shall maintain a minimum Quarterly Net Investment Income, after the management/incentive fees, in the amount of $2,000,000.00. The term "Net Investment Income" is defined as the total investment income less total expenses, as presented in Borrower's consolidated financial statements. This required minimum income must be maintained at all times and may be evaluated quarterly.
Debt / Worth Ratio. Borrower shall maintain a maximum ratio of Debt/Worth of 350%. The ratio "Debt/Worth" means Borrower's total liabilities divided by Borrower's Net Asset Value (as defined above). This required ratio must be maintained at all times and may be evaluated quarterly.”

(b)All references in the Loan Agreement, Note and other Related Documents to the $20,000,000 maximum principal cap on the revolving line of credit provided thereunder is hereby changed to and shall be $25,000,000, which shall continue to be subject to the other limitations and terms and conditions set forth therein.
(c)All references in the Loan Agreement, Note and other Related Documents to Maturity or the Maturity Date is hereby changed from 02-28-2021 to 02-28-2023.
(d)The interest rate floor referenced in the Note is hereby reduced to 5.00% per annum. Under no circumstances will the interest rate on the Advances and the Loan be less than 5.00% per annum or more than the maximum rate allowed by applicable law.
(e)The following provision on page 1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Unused Commitment Fee. Any unused portion of the $25,000,000.00 commitment, in an amount over $15,000,000.00, shall be subject to a monthly fee of 0.50% (one-half percentage point per annum).”

(f)The following new subsection is hereby added under the NEGATIVE COVENANTS section of the Loan Agreement, to read as follows:
“Subsidiaries. (1) transfer any assets consisting of collateral of the Lender into any of Borrower’s subsidiaries (other than cash investments by Borrower in a subsidiary or asset transfers between Borrower and its subsidiaries or between Borrower’s subsidiaries for tax-related purposes, so long as any such assets remain collateral of the Lender), or (2) cause or allow any of Borrower’s subsidiaries to (a) incur any secured debt, except secured debt as modified or refinanced from time to time, at OFSCC-FS Holdings, LLC and its wholly-owned subsidiary OFSCC-FS, LLC, or (b) encumber any assets or property of any subsidiary of Borrower, except as provided in 2(a) above.”
(g)To the extent that there is any discrepancy between this Amendment and the Change in Terms Agreement being executed concurrently herewith, the Change in Terms Agreement shall control.
3.CONDITIONS PRECEDENT. Each of the following is a condition precedent to the effectiveness of this Amendment:
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(a)Lender shall have received a fully executed original of this Amendment, together with the Guarantor Reaffirmation attached;
(b)Lender shall have received a fully executed Change in Terms Agreement, Disbursement Request and Authorization and Notice of Final Agreement;
(c)Lender shall have received a documentation fee of $500; and
(d)Lender shall have received all legal fees incurred by it in connection with this Amendment and all other agreements being executed in connection herewith.
4.REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Lender that all representations and warranties of Borrower set forth in the Loan Agreement are true, complete and accurate as of the date hereof.
5.LIMITED EFFECT. Except for the specific amendment contained in this Amendment, the Loan Agreement shall remain unchanged and in full force and effect.
6.COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment shall become effective upon the execution of this Amendment by each of the parties hereto.
[SIGNATURE PAGES FOLLOWS]

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IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the date first written above.

OFS CAPITAL CORPORATION, a Delaware corporation, as Borrower

By:    /s/ Jeffrey A. Cerny
Jeffrey A. Cerny, CFO

PACIFIC WESTERN BANK

By:/s/ Todd Savitz
    Todd Savitz, Senior Vice President

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GUARANTOR’S REAFFIRMATION
The undersigned has executed a Commercial Guaranty dated April 10, 2019 in favor of PACIFIC WESTERN BANK ("Lender") respecting the obligations of OFS CAPITAL CORPORATION ("Borrower"), owing to Lender (“Guaranty”). The undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that: its Guaranty remains in full force and effect; nothing in such Guaranty obligates Lender to notify the undersigned of any changes in the financial accommodations made available to Borrower or to seek reaffirmations of such Guaranty; and no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation; references to the "Loan Agreement" in such Guaranty include amendments and restatements from time to time to and of such agreement, including the amendments being made concurrently herewith.
Dated as of February 17, 2021

OFSCC-MB, INC, a Delaware corporation, as Guarantor

By:    /s/ Jeffrey A. Cerny
Jeffrey A. Cerny, CEO and President

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